EXHIBIT 10.15

PCTEL, INC.

SALES COMPENSATION PLAN

Prepared specifically for:

Arnt Arvik

Plan Year 2021

PCTEL, Inc.

2021 Sales Compensation Plan

EXHIBIT 10.15

I.	Introduction

This PCTEL Sales Compensation Plan (the “Plan”) has been designed by the Company (as hereinafter defined) to:

▪	Align sales compensation with corporate profitability;
▪	Motivate, incent and reward sales behavior in order to achieve PCTEL’s corporate and financial objectives; and
▪	Provide a compensation plan that is equitable and consistent across regions and product lines.

This Plan supersedes all prior sales compensation plans and any discussions or verbal agreements between Participant and the Company.

II.	Definitions

Adjusted EBITDA – Adjusted EBITDA is GAAP operating profit excluding stock compensation expenses, amortization of intangible assets, depreciation, restructuring charges, impairment charges, gain/loss on sale of product lines, and expenses included in GAAP operating profit to the extent their recovery is recorded below operating profit.

Base Salary – Base Salary is the amount payable to Participant as non-variable compensation for services rendered to the Company.  It is determined by Company management on an annual basis.

CEO – Chief Executive Officer

CFO – Chief Financial Officer

Commission – Commission is a portion of the variable compensation payable to Participant and is related to sales to customers.  It is calculated in accordance with Section V below.

Commission Payout Factor – Commission Payout Factor has the meaning set forth in Section V(a)(1).

Commissionable Revenue – Revenue earned by the Company (determined in accordance with GAAP) from sales of products, services, NRE, maintenance charges, royalties and training charges, excluding freight, loans, interest charges, and other similar charges.

Company – PCTEL, Inc. and its subsidiaries

EBITDA Goal – EBITDA Goal has the meaning set forth in Section V(b).

EBITDA Payout Factor – EBITDA Payout Factor has the meaning set forth in Section V(b).

GAAP – Generally Accepted Accounting Principles in the United States of America

Individual Quota – Company management assigns an Individual Quota that represents the total anticipated Commissionable Revenue that management expects the Sales Team to generate for the Plan Year.  Your Individual Quota is set forth on Attachment A.

Participant – The sales professional for whom this Plan is prepared and whose name is found on the cover page of this Plan.

Plan – Plan has the meaning assigned in Section I.

PCTEL, Inc.

2021 Sales Compensation Plan

EXHIBIT 10.15

Plan Administrators – The Plan Administrators are the CEO, CFO and Vice President-Corporate Resources.

Plan Year – The Plan Year is January 1, 2021 through December 31, 2021.

Quota Assignment Statement – The Quota Assignment Statement is the statement in the form of Attachment A signed by the Company and Participant defining the amount of the Individual Quota, Target Commission, Target Adjusted EBITDA and target total variable compensation.

Sales Team – The Sales Team refers to all sales personnel who report directly or indirectly to Participant.

Target Commission – The Target Commission, as identified in Attachment A, is the percentage of Base Salary that Participant is anticipated to earn as Commission if Participant achieves his Individual Quota.

III.	General

(a) Plan Administration.  The Plan Administrators will manage the Plan.  Any provision of this Plan may be amended, revised or modified upon the written agreement of the Participant and the Plan Administrators. In addition, during the Plan Year the Plan Administrators have full discretion, without the consent of the Participant, to (i) construe and interpret the terms of the Plan, (ii) determine eligibility of company employees to participate in the Plan, and (iii) determine whether Commission is payable under the Plan; provided, however, that the Plan Administrators will not unilaterally (1) increase the Individual Quota as set forth on the executed version of Attachment A, or (2) reduce the Commission Payout Factor, except to address situations that were unforeseen at the time the Plan was established, for example as set forth in Section IV(b), or as necessary to address the economic situation associated with COVID-19. The determination of the Plan Administrators regarding any matter specified in clause (i) through (iii) above is final and binding.

(b) Termination of Employment.  The final amount of Commission and Adjusted EBITDA payment due to Participant upon termination of employment is the Commission earned, as provided in this Plan, up to and including the termination date.  Subject to applicable law, the final payment of Commission will be made at the times set forth in Section VI.

(c) Participation. Participant is not eligible for the short-term incentive program offered by the Company, but is eligible for the long-term incentive program.

IV.	Quota

(a) Individual Quota. At the beginning of each fiscal year, the Plan Administrators will specify on a Quota Assignment Statement for each member of the Sales Team, including Participant, the applicable Individual Quota and Target Commission.  The Plan Administrators have assigned Participant, as Chief Sales Officer, an Individual Quota equal to the total target revenue of the Company, as approved by the Board of Directors in the Company’s 2021 financial plan.

(b) Modifications due to Product Discontinuation.  During the Plan Year, Company may discontinue products previously sold by the Sales Team, which may impact Participant’s ability to reach his Individual Quota.  For example, this can occur when a product is discontinued as a result of insufficient sales, lack of component parts, or the sale of the business segment offering the product.  If, based upon sales by the Sales Team of such discontinued product in the current and/or prior fiscal year, the discontinuation of the product could have a material effect on Participant’s ability to meet

PCTEL, Inc.

2021 Sales Compensation Plan

EXHIBIT 10.15

the Individual Quota, the Plan Administrators will determine in good faith whether Participant’s Individual Quota should be adjusted accordingly.

V.	Variable Compensation; Commission

Variable Compensation: Participant’s variable compensation for 2021 will be comprised of two components: (i) Commission, and (ii) 2021 Adjusted EBITDA.

(a) Commission Earned: Commission is calculated based upon the amount of Commissionable Revenue generated by the Sales Team during the 2021 Plan Year.

(1) Commission Calculation - Commissionable Revenue will be calculated on a year-to-date basis from invoices issued to the Sales Team’s customers and will determine the percentage of Individual Quota attained.  The “Commission Payout Factor” is determined by locating the percentage of Individual Quota attained year-to-date in the table below and identifying the corresponding Commission Payout Factor. If the Individual Quota attained falls between the listed percentages in the Commission Table, the Commission Payout Factor will be extrapolated (e.g., 77% Individual Quota attainment would be a 61.67% Commission Payout Factor).  The Commission earned is calculated as follows:

COMMISSION PAYOUT FACTOR x TARGET COMMISSION x BASE SALARY.

Commission Table:

% Individual Quota Attained	Commission Payout Factor
0%	0%
10%	6%
20%	12%
30%	18%
40%	24%
50%	30%
60%	36%
70%	42%
75%	60%
80%	64%
90%	81%
100%	100%
110%	121%
120%	144%
130%	169%
140%	196%
150%	205%
160%	214%
170%	223%
180%	232%
190%	241%
≥ 200%	250%

PCTEL, Inc.

2021 Sales Compensation Plan

EXHIBIT 10.15

(2) Cap on Commission - There is a “cap” or upper limit on the amount of Commission the Company will pay Participant for the 2021 Plan Year.  If Participant were to achieve Commissionable Revenue in excess of 200% of Individual Quota, which equates to a 250% Commission Payout Factor, the excess Commissionable Revenue will not result in additional Commission for Participant.

(3) Returns and Credits - In the event that a product for which the Sales Team received credit as Commissionable Revenue is returned (or the Company credited the customer’s account as though the product was returned), the corresponding amount of Commissionable Revenue related to the returned or credited product shall be subtracted from the Commissionable Revenue otherwise credited to the Sales Team. The amount of Commissionable Revenue will be subtracted in the quarter the product return or product credit is processed.  Further, if one or more assigned accounts are greater than 90 days past the due date established by the applicable payment terms, the corresponding amount of Commissionable Revenue previously credited to the Sales Team shall be subtracted and the next quarterly Commission payment shall be adjusted accordingly.  Such Commissionable Revenue will be added back in the quarter in which the payment is received from the customer and will be included in the next succeeding Commission payment.  No Commission will be payable for any amounts written down or written off in accordance with GAAP.

(4) Commission Payments - The amount of Commission payable to Participant will be calculated after the Company’s books are closed for the first fiscal quarter and after each calendar month thereafter.

(b) 2021 Adjusted EBITDA Payment –The Company has assigned an Adjusted EBITDA goal equal to the Company’s target total Adjusted EBITDA, as approved by the Board of Directors in the Company’s 2021 financial plan (“EBITDA Goal”).

(1) Adjusted EBITDA Calculation. The Company’s Finance Department will calculate the year-to-date Adjusted EBITDA in accordance with its established non-GAAP procedures.  The “EBITDA Payout Factor” is determined by locating the percentage of the EBITDA Goal attained in the table below and identifying the corresponding EBITDA Payout Factor. If the percentage of EBITDA Goal attained falls between the listed percentages in the Adjusted EBITDA Table, the Finance Department will extrapolate to identify the EBITDA Payout Factor (e.g., 77% attainment would be a 61.67% EBITDA Payout Factor).  The Adjusted EBITDA component of Variable Compensation is calculated as follows:

EBITDA PAYOUT FACTOR x TARGET ADJUSTED EBITDA (on Attachment A)

x BASE SALARY.

PCTEL, Inc.

2021 Sales Compensation Plan

EXHIBIT 10.15

Adjusted EBITDA Table:

% EBITDA Goal Attained	EBITDA Payout Factor
0%	0%
10%	6%
20%	12%
30%	18%
40%	24%
50%	30%
60%	36%
70%	42%
75%	60%
80%	64%
90%	81%
100%	100%
110%	121%
120%	144%
130%	169%
140%	196%
150%	205%
160%	214%
170%	223%
180%	232%
190%	241%
≥ 200%	250%

(2) Limits on Adjusted EBITDA Payment - There is a “cap” or upper limit on the amount of the Adjusted EBITDA payment the Company will pay Participant for the 2021 Plan Year.  If Participant were to achieve Adjusted EBITDA in excess of 200% of the EBITDA Goal, which equates to a 250% EBITDA Payout Factor, the excess Adjusted EBITDA will not result in a higher EBITDA Payout Factor than 250%. In addition, regardless of actual results, if the percentage of Individual Quota attained is less than 100%, then the percentage of EBITDA Goal attained will also be deemed to be capped at 100%.

(3) Adjusted EBITDA Payments - The amount payable to Participant as a result of attaining the EBITDA Goal will be calculated after the Company’s books are closed for each fiscal quarter.

VI.	Payment Timing

All payments of Variable Compensation to Participant will be paid forty-five (45) days after the close of the applicable period.

PCTEL, Inc.

2021 Sales Compensation Plan

EXHIBIT 10.15

ATTACHMENT A

PCTEL, INC.

QUOTA ASSIGNMENT STATEMENT

Name:  Arnt Arvik

Sales Accounts: All accounts of the Sales Team

Individual Quota assigned: as stated in Section IV(a)

Target Commission is: 47% of your Base Salary

Target Adjusted EBITDA is: 20% of your Base Salary

Target Total Variable Compensation is:  67% of Base Salary

I acknowledge, as of this 22nd day of January, 2021, that I have read, understand and agree to the terms and conditions of this specifically prepared PCTEL, INC. Sales Compensation Plan for Plan Year 2021.

/s/ Arnt Arvik

Employee/Participant

/s/ David Neumann

Chief Executive Officer

/s/ Les Sgnilek

Vice President-Corporate Resources & Chief Risk Officer

/s/ Kevin McGowan

Chief Financial Officer

PCTEL, Inc.

2021 Sales Compensation Plan